SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 26, 2002


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-12957                   22-2372868
(State or other jurisdiction of        (Commission                (IRS Employer
        incorporation)                File Number)               Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 980-4500


                                           NA
              (Former name or former address, if changed since last report

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Item 5. Other Events

     On  February  26,  2002,  Enzon,  Inc.  ("Enzon")   announced  that  Inhale
Therapeutics Systems, Inc. ("Inhale") has entered into two licensing agreements, which will involve Enzon's proprietary PEG technology.

     Inhale disclosed a collaborative agreement between Pharmacia Corporation ("Pharmacia") and Inhale's subsidiary, Shearwater Corporation, to provide proprietary PEGylation technology for Pharmacia's investigational new therapy, called CDP870. CDP870 has completed Phase II clinical testing for the treatment of rheumatoid arthritis.

     Inhale also announced an agreement with Eyetech Pharmaceuticals, Inc., a privately held biopharmaceutical company based in New York City ("Eyetech"). Eyetech is currently conducting a Phase II/III pivotal clinical trial of EYE001, a PEGylated aptamer, for the treatment of age-related macular degeneration.

     These two products utilize Enzon's PEG technology and Enzon will receive a royalty or a share of profits on final product sales of any such products.

     In January 2002, Enzon and Inhale announced the formation of a broad strategic alliance, under which Enzon granted Inhale the exclusive right to grant sub-licenses for Enzon's PEG technology to third parties. Enzon retains the right to use all of its PEG technology for its own product portfolio, as well as for those products it develops in co-commercialization collaborations with third parties. It is the intent of the parties that Inhale will be responsible for marketing PEG services and Enzon and Inhale PEG technology to third parties.

     Except for the historical information herein, the matters discussed in this 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors, which are described in the Company's Form 10-K, Form 10-Q's and Form 8-K's on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for the Company's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2002

                                                 ENZON, INC.
                                        ------------------------------
                                                (Registrant)


                                    By: /s/ KENNETH J. ZUERBLIS
                                        --------------------------------------
                                        Kenneth J. Zuerblis
                                        Vice President, Finance, Chief Financial
                                        Officer and Corporate Secretary